SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                      (Date of earliest event reported):

                                December 14, 1998

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                             THERMOTREX CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                        1-10791                   52-1711436
(State or other               (Commission              (I.R.S. Employer
jurisdiction of               File Number)             Identification Number)
incorporation or
organization)


10455 Pacific Center Court
San Diego, California                                         92121
(Address of principal executive offices)                    (Zip Code)


                                 (619) 646-5300
                         (Registrant's telephone number
                              including area code)



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      This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 27, 1997. These include risks and uncertainties relating to: product development and commercialization, market acceptance, government regulation and healthcare reform, patient reimbursement, competition, management of growth, ability to attract qualified personnel, intellectual property rights and litigation, product liability, dependence on significant OEM relationships, the Registrant's acquisition and spinout strategies, and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

      On December 14, 1998, Trex Medical Corporation ("Trex Medical"), a majority-owned, publicly traded subsidiary of the Registrant, issued a press release regarding (i) the resignation of Trex Medical's president and chief executive officer, Hal Kirshner, and (ii) Trex Medical's anticipation that its earnings for its first fiscal quarter, ending January 2, 1999, will be approximately breakeven due to lower-than-expected revenues.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.






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                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 14th day of December, 1998.



                                          THERMOTREX CORPORATION


                                          By:/s/ Kenneth J. Apicerno
                                             Kenneth J. Apicerno
                                             Treasurer